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                                                                    EXHIBIT 99

KV PHARMACEUTICAL COMPANY

                                            CONTACT:
                                            CATHERINE M. BIFFIGNANI
                                            VICE PRESIDENT, INVESTOR RELATIONS
                                            314-645-6600

                                            [KV PHARMACEUTICAL logo]


FOR IMMEDIATE RELEASE


          KV PHARMACEUTICAL COMPANY ANNOUNCES LICENSING AGREEMENT IN
                           CHINA FOR CLINDESSE(TM)

          FIRST ONE-DOSE PRESCRIPTION PRODUCT FOR BACTERIAL VAGINOSIS
                           TO BE MARKETED IN CHINA

St. Louis, MO - July 10, 2007 - KV Pharmaceutical Company (NYSE: KVa/KVb) announced today that it has reached an agreement with Beijing Med-Pharm Corporation (Nasdaq: BJGP) for exclusive marketing and distribution rights to KV's proprietary vaginal cream prescription one-dose treatment for bacterial vaginosis (BV), Clindesse(TM) (clindamycin phosphate vaginal cream 2%), in the People's Republic of China.

Clindesse(TM), which features KV's proprietary SITE RELEASE(R) technology, is expected to be the only one-time treatment for bacterial vaginosis that will be available in China following registration of Clindesse(TM) with the Chinese State Food and Drug Administration (SFDA). Under the terms of the agreement, Beijing Med-Pharm has agreed to complete late-stage clinical development and registration of Clindesse(TM) with the SFDA prior to assuming responsibilities for sales, marketing and distribution.

Marc S. Hermelin, Chairman of the Board and Chief Executive officer of KV stated, "We are extremely excited to begin broadening our business base in the People's Republic of China with an exceptional partner such as Beijing Med-Pharm Corporation. Clindesse(TM) will be entering what we believe could be a significant market for bacterial vaginosis treatments in China and we look forward to Beijing Med-Pharm Corporation capitalizing on the key differentiating attributes of our product. We expect that Beijing Med-Pharm will expedite the registration process and then provide optimal promotional support and distribution reach to quickly establish this new therapeutic option, win market share and potentially expand the market by offering a more convenient one-dose treatment. We look forward to beginning this new relationship with Beijing Med-Pharm, who will bring their proven track record of providing an outstanding breath of support for products for the benefit of Clindesse(TM)."

Vaginal infections are among the most common ailments for women. Many current therapies in this treatment area require multiple days of dosing, or have common side effects. These


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deficiencies could potentially lead to decreased compliance or efficacy.
Leveraging KV's proprietary SITE RELEASE(R) technology, Clindesse(TM) was designed to remain at the site of infection providing minimum leakage, minimum systemic absorption and any-time administration.

Clindesse(TM) is the only approved BV prescription treatment with convenient one-time dosing. Other BV treatments require a course of 3 to 10 doses. Clindesse(TM) is packaged in an easy-to-use, pre-filled applicator. This combination, one-dose therapy in a pre-filled applicator provides outstanding convenience and can help facilitate compliance with therapy.

ADDITIONAL SAFETY INFORMATION ABOUT CLINDESSE(TM)

CLINDESSE(TM) (CLINDAMYCIN PHOSPHATE) VAGINAL CREAM 2%
Clindesse(TM) is contraindicated in individuals with a history of hypersensitivity to clindamycin, lincomycin, or any of the components of this vaginal cream, and in individuals with a history of regional enteritis, ulcerative colitis, or a history of "antibiotic-associated" colitis. There are no adequate and well controlled studies of Clindesse(TM) in pregnant women.

Clindesse(TM) contains mineral oil that may weaken latex or rubber products such as condoms or vaginal contraceptive diaphragms. Therefore, the use of such barrier contraceptives is not recommended concurrently or for five days following treatment with Clindesse(TM). During this time period, condoms may not be reliable for preventing pregnancy or for protecting against transmission of HIV or other sexually transmitted diseases.

Pseudo membranous colitis has been reported with nearly all antibacterial agents, including clindamycin. Orally and parenterally administered clindamycin has been associated with severe colitis. Therefore, it is important to consider this diagnosis in patients who present with diarrhea subsequent to the administration of clindamycin, even though there is minimal system absorption of clindamycin from the vagina with administration of Clindesse(TM) cream.

In clinical trials totaling 368 women associated with a single dose of Clindesse(TM), 1.6% of the patients discontinued therapy due to adverse events. The most frequently reported adverse events were vaginosis fungal (14.1%), vulvovaginal pruritus (3.3%), and headache (2.7%).

ABOUT BEIJING MED-PHARM CORPORATION
-----------------------------------

Beijing Med-Pharm is a pharmaceutical marketing and distribution company that is building a proprietary portfolio of high-value branded pharmaceutical products in China and pursuing partnerships with other companies seeking to enter the Chinese pharmaceutical market. Beijing Med-Pharm is the only U.S. public company to offer industry partners a comprehensive suite of market-entry services in China that includes pre-market entry analysis; clinical trial management; product registration; market research; pharmaceutical distribution to hospitals through a unique proprietary network; and pharmaceutical marketing to physicians, hospitals and other healthcare providers.

For further information about Beijing Med-Pharm, please visit:
www.beijingmedpharm.com


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ABOUT KV PHARMACEUTICAL COMPANY
-------------------------------

KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, manufactures, markets and acquires technology-distinguished branded and generic/non-branded prescription pharmaceutical products. The Company markets its technology distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with branded products, and Ther-Rx Corporation, its emerging branded drug subsidiary.

For further information about KV Pharmaceutical Company, please visit the Company's corporate website at www.kvpharmaceutical.com

SAFE HARBOR
-----------

The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 ("PSLRA") and which may be based on or include assumptions concerning KV's operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expect", "aim", "believe", "projects", "anticipate", "commit", "intend", "estimate", "will", "should", "could" and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about the Company's strategy for growth, product development, regulatory approvals, market position, expenditures and financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, political and technological factors which, among others, could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized; (3) acceptance and demand for new pharmaceutical products; (4) the impact of competitive products and pricing; (5) new product development and launch including but not limited to the possibility that any product launch may be delayed or that product acceptance may be less than anticipated; (6) reliance on key strategic alliances; (7) the availability of raw materials; (8) the regulatory environment; (9) fluctuations in operating results; (10) the difficulty of predicting international regulatory approvals, including timing;
(11) the difficulty of predicting the pattern of inventory movements by the Company's customers; (12) the impact of competitive response to the Company's sales, marketing and strategic efforts; (13) risks that the Company may not ultimately prevail in litigation; (14) statements regarding products competitive to Clindesse(TM) available in China, the completion of


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late stage clinical development and registration of Clindesse(TM) with SFDA, the success of introducing Clindesse(TM) in China, the establishment of Clindesse(TM) as a therapeutic in China and increasing the market and the market share of Clindesse(TM) in China; (15) the outcome of a previously disclosed inquiry into the effect of certain stock option grants by an independent committee of the Company's Audit Committee and the completion of the financial statements for the second and third quarters and year-ended fiscal 2007; and (16) the risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

This discussion is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook. We are under no obligation to update any of the forward-looking statements after the date of this release.